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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of report (Date of earliest event reported): February 1, 2008


                            INGEN TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


             Georgia                  000-28704               88-0429044
             -------                 -----------              ----------
 (State or other jurisdiction of     (Commission           (I.R.S. Employer
  incorporation or organization)     File Number)        Identification Number)

 35193 Avenue "A", Suite-C, Yucaipa, California                 92399
 ----------------------------------------------                 -----
   (Address of principal executive offices)                  (Zip Code)

                                 (800) 259-9622
                                 --------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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1.01    Entry into a Material Definitive Agreement

        The Board of Directors of Ingen Technologies, Inc., in Resolution 2008.1, approved the Agreement with Progressive Int'l Holding Co. Ltd, of Hong Kong, as the exclusive distributor of Oxyview (TM) in the Peoples' Republic of China, Japan, Korea and India. The Agreement has a term of 5 years. The Board also directed that the Agreement be submitted for confidential treatment with the SEC in regard to product pricing. The Board Resolution and Agreement are included as exhibits below (99.1 and 99.2)

3.02    Unregistered Sales of Equity Securities

        On July 25, 2006, we entered into a Securities Purchase Agreement with AJW Capital Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millennium Capital Partners II, LLC, whereby these investors purchased an aggregate of (i) $2,000,000 in Callable Secured Convertible Notes and (ii) warrants to purchase 20,000,000 shares of our common stock. As part of these transactions, convertible notes were issued on June 6, 2006, July 27, 2006, August 30, 2006, January 24, 2007, March 15, 2007, April 15, 2007, May 15, 2007,
June 15, 2007 and July 31, 2007. As contained in the Board of Directors Resolution of February 15, 2008 (see Exhibit 99.3 below), the following stock issuances were authorized (as a result of the conversion of said notes upon notice duly given on the same date):

        One certificate for 24,250 Common Shares in the name of AJW Partners, LLC. One certificate for 3,250 Common Shares in the name of New Millennium Capital Partners II, LLC. One certificate for 147,500 Common Shares in the name of AJW Offshore, Ltd. One certificate for 75,000 Common Shares in the name of AJW Manager, LLC.

        In addition, each member of the Board of Directors of the company elected on February 9, 2008, is entitled to the issuance of 100,000 common shares of company stock.

5.02    Election of Directors

        The company held its Annual Meeting of Shareholders on February 9, 2008. All of the directors of the company, Scott Sand, Christopher Wirth, Curt Miedema, John Finazzo, Steven O'Hara, Yong Sin Khoo and Brad Klearman were re-elected (to serve until the next Annual Meeting of Shareholders). Shareholders also ratified the appointment of Child, Van Wagoner & Bradshaw, PLLC as auditors for the fiscal year ending May 31, 2008. The meeting minutes are included as Exhibit 99.4 below.

5.03    Amendments to Articles of Incorporation

        The shareholders approved amendments to the company's Articles of Incorporation at the Annual Meeting on February 9, 2008. The number of authorized common shares was increased from 100,000,000 to 750,000,000. The Shareholders also authorized future amendments to the Articles of Incorporation by action without a meeting (by a majority of shareholders). The Amendments to the Articles of Incorporation are included below as Exhibit 99.5.


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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 22, 2008               Ingen Technologies, Inc.


                                        By: /s/ Scott R. Sand
                                           -------------------------------------
                                           Scott R. Sand,
                                           Chief Executive Officer and Chairman




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TABLE OF EXHIBITS
(All Exhibits have been properly signed by the parties.
Original agreements are filed in our offices)


  EXHIBIT NO.   DESCRIPTION
  -----------   -----------

      99.1      Board Resolution 2008.1

      99.2 Agreement dated February 1, 2008, by and between Progressive Int'l Holding Co. Ltd. and Ingen Technologies, Inc. for the distribution of Oxyview (TM) in certain countries.

      99.3 Resolution of Board of Directors dated February 15, 2008, authorizing the issuance of common shares resulting from the receipt of a notice of conversion from the 4 companies therein.

      99.4 Minutes of the February 9, 2008 Annual Meeting of Shareholders of Ingen Technologies, Inc.

      99.5 Articles of Amendment to the Articles of Incorporation of Ingen Technologies, Inc., dated February 12, 2008.




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